Exhibit 10.16

Promissory Note

FOR VALUE RECEIVED, Column A, a Chinese citizen (the “Borrower”), hereby unconditionally promises to pay to the order of Mai Wang Trading (Shanghai) Co., Ltd., a Chinese wholly foreign owned company, or its assignee(s) (collectively, the “Lender”), the principal sum of Column B, as the principal amount under the loan (“Loan”).

1. Maturity: The Loan shall become due and payable in full ten (10) years from the date of the execution of this note. The Loan may be renewed pursuant to the Loan Agreement executed between the Lender and the Borrower as of Column C (the “Loan Agreement”).

2. Default and Remedy: Upon the occurrence of any Event of Default specified in the Loan Agreement, the Loan shall automatically become immediately due and payable together with all Default Interest (as defined in the Loan Agreement) accrued and all other obligations payable under the Loan Agreement without any notice.

By:	/s/ Column A

Name:	Column A

Date:

	Column A	Column B	Column C
2	Xu Yi	RMB165,000	February, 2008
3	Zhang Bang	RMB670,000	January 15, 2010
3	Pu Sijie	RMB165,000	July 10, 2010